                                                                     EXHIBIT 3.2

                       SECOND AMENDED AND RESTATED BYLAWS

                                       OF

                        NORTH POINTE HOLDINGS CORPORATION
                             A MICHIGAN CORPORATION
                               (THE "CORPORATION")

                                   ARTICLE I.
                                     OFFICES

      1. LOCATION. The Corporation's principal office is currently 28819 Franklin Road, Southfield, Michigan 48037.

      2. CHANGE. The Corporation's Board of Directors ("Board") may change the Corporation's principal office from time to time and may establish other offices, at other locations, as the Corporation's business may require.

                                   ARTICLE II.
                     SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

      1. ANNUAL MEETING. The Board will determine the time and place of the shareholders' annual meeting. At this annual meeting, the shareholders will elect directors, hear reports of the Corporation's affairs, and transact any other business within the shareholders' power. If the election of directors is not held the day the Board meets for an annual meeting, or during an adjournment of that meeting, the Board may cause an election to be held at a special shareholders' meeting as soon after the annual meeting as one may be conveniently held and noticed for that purpose.

      2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time (i) at the request of the Chairman of the Board, Chief Executive Officer, President (or in case of those officers' death or disability, any Vice President who is authorized in such circumstances to exercise the authority of the President), (ii) by the Board by action at a meeting or a majority of the directors acting by written consent without a meeting, or (iii) by shareholders to the extent provided in the Articles of Incorporation, as may be amended and/or restated. Special shareholders' meetings may be held at any location, at the time and place specified in the notice of that meeting. The request for a special meeting will state the purpose(s) for which the meeting is to be called. The business transacted at a special meeting will be limited to the purpose(s) stated in the meeting notice.

      3. PLACE OF MEETING. The Board may designate any place in or outside of Michigan as the place of meeting for an annual or special shareholders' meeting. If no such designation is made or if a special meeting is called other than at the request of the Board, the place of meeting shall be the Corporation's registered office in Michigan.

      4. WRITTEN NOTICE. Notice of an annual shareholders' meeting must be in writing and specify the meeting's place, day and time. The Corporation's Secretary will give each shareholder entitled to vote at a shareholders' meeting notice of that meeting not less then 10 and no more than 60 days before the meeting's date. This written notice will constitute due, legal and personal notice to a shareholder if it is given by:

            a.    delivering it to the shareholder personally; or

            b. sending it to him/her by mail, commercial courier, or other means of written communication, charges prepaid, addressed to him or her at:

                  (i) his/her address as it appears on the stock transfer books of the Corporation; or

                  (ii) another address that he/she requested in writing that the Corporation use for the purpose of giving such notice; or

            c. publishing notice at least once in some newspaper of general circulation in the county in which the Corporation's registered office is located if his/her address does not appear on the stock transfer books of the Corporation and he/she has not requested in writing that the Corporation use any address for such notice; or

            d.    electronic transmission.

If mailed, the notice will be deemed given when deposited in the United States mail postage prepaid and addressed to the shareholder at any such address. Except in extraordinary circumstances, where express provision is made allowable by statute, notice of any special shareholders' meeting shall be given in the same manner as for the annual shareholders' meeting.

      5. ATTENDANCE AT MEETINGS. A shareholder's attendance at a shareholders' meeting, in person or by proxy, constitutes (i) waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and (ii) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose(s) described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      6. ADJOURNED MEETINGS. Any annual or special shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy. In the absence of a quorum no other business may be transacted at a shareholder' meeting. If the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken, and the only business transacted at the adjourned meeting is business that could have been transacted at the original meeting, no notice needs to be sent. Otherwise, after the adjournment, the Board will fix a new record date for the adjourned meeting and a notice of that meeting will be given to each shareholder of record on the new record date that is entitled to notice.

      7. VOTING. The only shareholders entitled to vote at a shareholders' meeting will be those persons whose names are registered on the Corporation's stock transfer records as owning voting shares 3 days prior to the meeting. In the alternative, the Board may fix a particular record date for voting purposes as provided in these Bylaws below. A shareholder may vote by voice or by proxy. At any election and before the voting begins, a shareholder can demand that an election for directors must be by ballot. At every shareholders' meeting, each shareholder is entitled to one vote either in person or by proxy for each share of each class of capital stock they are entitled to vote and that is registered in his/her name on the date set forth above. Except as otherwise provided in the Articles of Incorporation, as may be amended and/or restated, directors shall be elected by a plurality of the votes cast at an election. Except as otherwise provided by law, the Articles of Incorporation, as may be amended and/or restated, or these Bylaws, every act or decision done or made by vote of the shareholders entitled to exercise a majority of the voting power present in person or by proxy at any shareholders' meeting shall be regarded as an act or decision done or made with the approval of the shareholders.

      8. QUORUM. Unless otherwise provided in the Articles of Incorporation, as may be amended and/or restated, the presence in person or by proxy of persons entitled to vote 33.33% of the Corporation's voting shares that are outstanding and entitled to vote will constitute a quorum for the transaction of business at any meeting. The shareholders present at a properly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      9. CONSENT OF ABSENTEES. A shareholder who was entitled to vote at a shareholders' meeting, but was not present in person or by proxy at that meeting, can sign a written waiver of notice and consent to the holding of the meeting or a written approval of the minutes of that meeting. Such a consent can be signed either before or after the meeting. All such waivers and consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      10. PROXIES. Every person entitled to vote or execute consent or dissents shall have the right to do so either in person or by one or more agents authorized by a written proxy, in accordance with the Michigan Business Corporation Act.

      11. ORDER OF BUSINESS AT SHAREHOLDERS' MEETINGS. The Chairman of the Board, or any other member that the Board designates, shall act as the meeting's chairman. The Corporation's Secretary will act as secretary of the shareholders' meetings and shall record all of the proceedings. If the Corporation's Secretary is absent, the chairman will appoint another Corporation officer to act as secretary at the meeting.

      The only business that will be conducted, and the only proposals that will be acted upon, at an annual or special shareholders' meeting, will be those that were properly brought before the meeting.

      To be properly brought before a shareholders' meeting of shareholders, business must be: (i) in the case of a special meeting, specified in the notice of the special meeting (or any supplement to the notice) given by or at the direction of the Board; (ii) properly brought before the meeting by or at the direction of the Board; or (iii) otherwise properly brought before the meeting by a shareholder.

      For business to be properly brought before a meeting of shareholders by a shareholder, if the business relates to the shareholder's nomination for a director position, the shareholder must comply with Article III, Section 3(c) below. For all other business, the shareholder must have given timely notice of the business in writing to the Corporation's Secretary. To be timely, a shareholder's notice must be delivered or mailed and received at the Corporation's principal executive offices not less than 30 days nor more than 60 days prior to the shareholders' meeting; provided, however, that if the shareholders received less than 40 days' notice or prior public disclosure of the date of the meeting, notice by the shareholder to be timely must be delivered or received by the Corporation's Secretary not later than the close of business on the 10th day following the earlier of (i) the day on which the notice of the date of the meeting was mailed by the Corporation or (ii) the day on which such public disclosure was made.

      A shareholder's notice to the Secretary must set forth, as to each matter the shareholder proposes to bring before a meeting of shareholders, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing the business and any shareholders known by the shareholder to be supporting the proposal, (iii) the class and number of shares that are beneficially owned by the shareholder on the date of his/her notice and (iv) any material interest of the shareholder in such proposal.

      Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at a shareholders' meeting except in accordance with the procedures set forth in this Section. The meeting chairman will, as the facts warrant, determine and declare whether the business was or was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws. If he/she should determine, that the business was not properly brought before the meeting, he/she shall so declare at meeting and that such business will not be transacted.

      If the Corporation is subject to their current proxy solicitation rules and regulations of the Securities and Exchange Commission adopted under the Securities Exchange Act of 1934, as amended, and the shareholder desires to require the Corporation to include the shareholder's proposal in the Corporation's proxy materials, those rules and regulations govern whether or not the proposal will be included in the Corporation's proxy materials.

      12. VOTING OF SHARES BY CERTAIN HOLDERS. Any other business entity that owns voting shares in the Corporation may vote those shares the same as an officer or agent of the entity or a proxy appointed by him/her, authorized to vote the shares by the entity.

      Shares held by an administrator, executor, guardian, conservator, receiver, trustee, or other fiduciary may be voted by him/her, either in person or by proxy, without a transfer of such shares into his/her name, provided the Corporation is furnished satisfactory proof of the authority of the fiduciary to vote those shares.

      A shareholder whose shares are pledged will be entitled to vote those shares unless in the transfer the pledgor has expressly empowered the pledgee to vote those shares and had that transfer of rights indicated on the Corporation's books. In such a case only the pledgee or his/her proxy may represent and vote those shares.

      13. INSPECTORS OF ELECTION. Whenever a person entitled to vote at a shareholders' meeting, requests the appointment of persons to inspect an election, the Board, prior to the meeting, or the meeting chairperson will appoint not more than three inspectors, who need not be shareholders. If the right of any person to vote at such a meeting is challenged, the inspectors will determine that right. The inspectors will receive and count the votes for any election or for the decision of any questions and shall determine the result. Their certificate of any vote shall be prima facie evidence of that vote.

      14. SHAREHOLDER MEETING BY CONFERENCE TELEPHONE OR SIMILAR EQUIPMENT. A shareholder may participate in a shareholders' meeting by a conference telephone or similar communications equipment by which all persons participating in the meeting may hear each other. In this situation, all participants must be advised of the communications equipment and the name of the participants in the conference must be divulged to all participants. Participation in a meeting pursuant to this provision of these Bylaws constitutes presence in person at the meeting.

                                  ARTICLES III.

                DIRECTORS AND MEETINGS OF THE BOARD OF DIRECTORS

      1. POWERS. All of the powers of this Corporation not expressly reserved to or conferred upon the shareholders by statute, the Articles of Incorporation, as may be amended and/or restated, or these Bylaws shall be vested in the Board, which shall control and manage the Corporation's business and affairs.

      2. NUMBER OF DIRECTORS. The authorized number of Corporation directors shall be no less than five (5) and no more than eleven (11), as determined by the Board.

      3.    ELECTION, TERM OF OFFICE AND QUALIFICATION OF DIRECTORS.

            a. Directors need not be Corporation shareholders. Except as provided in Subsection (b) below, the directors will be elected at each annual shareholders' meeting or otherwise as provided in Article II,
      Section 1, above. Each director will hold office until he/she resigns, dies, is removed from office or his/her successor is duly elected and qualified, whichever occurs first.

            b. The Articles of Incorporation, as may be amended and/or restated, may provide that, in lieu of annual election of all directors, the directors may be divided into three classes, each to be as nearly equal in number as possible. If the Articles of Incorporation, as may be amended and/or restated, so provide, then the term of the office of directors in the first class will expire at the first annual meeting of shareholders after their election, that of the second class will expire at the second annual meeting after their election, and that of the third class, will expire at the third annual meeting after their election. At each annual meeting after this classification, a number of directors equal to the number of the class whose term expires at the time of the meeting will be elected to hold office for a three year term, or until the third succeeding annual meeting after their election.

            c. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nomination of persons for election as directors may be made at a shareholders' meeting (i) by or at the direction of the directors, (ii) by any nominating committee or person appointed by the directors, or (iii) by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Nominations not made by or at the direction of the directors, will be made pursuant to timely notice in writing to the Corporation's Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the Corporation's principal office not less than 30 days nor more than 60 days prior to the meeting; provided, however, that, if the shareholder received less than 40 days' notice or public disclosure of the date of the meeting, then notice by the shareholder, to be timely, must be received by the Corporation's Secretary no later than the close of business on the 10th day following the day on which the notice of the date of the meeting was mailed by the Corporation. A shareholder's notice to the Secretary must set forth: (a) as to each person who is not an incumbent director and whom the shareholder proposes to nominate for election as a director, (i) his/her name, age, business address and residence address, (ii) his/her principal occupation of employment, (iii) the class and number of shares of the Corporation which he/she beneficially owns and (iv) any other information relating to him/her that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 and (b) as to the shareholder giving notice, (i) his/her name and record address and (ii) the class and number of shares of the Corporation that he/she beneficially owns. This notice will be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. The Corporation may require any proposed nominee to furnish other information as may be reasonably deemed necessary or appointed to determine the proposed nominee's qualifications to serve as a director.

            d. The meetings' chairperson or presiding officer will, as the facts warrant, determine and declare to the meeting whether or not the nomination was made in accordance with the provisions of Section 3(c) above. If he/she should determine that the nomination was not made in accordance with that Section, he/she will so declare to the meeting and the defective nomination will be disregarded.

      4. VACANCIES. A vacancy in the Board shall be deemed to exist if any of the following events occurs:

            a.    a director dies;

            b. the authorized number of directors exceeds the number of directors on the Board; or

            c. the shareholders then fail to elect the fully-authorized number of directors at any shareholders' meeting at which directors are to be elected.

      Board vacancies may be temporarily filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director making the appointment, and each director so appointed shall hold office until his/her successor is elected at an annual or special shareholders' meeting and is qualified.

      5. PLACE OF MEETING. The Board will designate by a majority resolution or written consent of a majority of the Board where and when the regular Board meetings will be held . These designations must be filed with the Corporation's Secretary. In the absence of such designation, the regular meetings will be held at the Corporation's principal office. Any special Board meeting may be held at any place designated with the written consent of a majority of the directors.

      6. ORGANIZATION MEETING. Immediately following each annual shareholders' meeting and each adjourned annual and special shareholders' meeting held for the purpose of electing a new Board, the newly elected Board may hold a regular meeting to elect the officers, receive information regarding the Corporation's operations and transact other business. Notice of each such meeting need not be given.

      7. OTHER REGULAR MEETINGS. Board meetings may be regularly scheduled for dates, times and places as the Board determines, and in those cases notice of these meetings need not be given.

      8. SPECIAL MEETINGS AND NOTICE THEREOF. Special Board meetings for any purpose, may be called at any time by any three (3) directors, by the President or, if he/she is absent or unable to act, by any Vice President. The business transacted at a special meeting will not be limited to the purpose stated in the notice of that meeting. Written notice of the place, day and hour of special Board meetings will be given to each director. This notice will constitute personal notice to him/her if that notice is delivered personally to him/her or sent to him/her by mail, commercial courier or other means of written communication, charges prepaid, addressed to him/her at his/her address as it is shown in the Corporation's records. If delivered personally or via commercial courier, the notice will be delivered at least 24 hours prior to the meeting time. If mailed, the notice shall be deposited in the United States mail at least 48 hours prior to the meeting time. Mailed notice will be deemed given when deposited in the United States mail, postage prepaid and addressed to the shareholder at his/her address shown in the Corporation's records. Notices may also be given electronically as set forth in the Michigan Business Corporation Act.

      9. WAIVER OF NOTICE. A director's attendance at a Board meeting will constitute a waiver of notice of that meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called, noticed or convened.

      The transactions of whatever kind or nature held at any Board meeting, however called and noticed or wherever held, shall be as valid as though it was at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of the meeting and a written consent to holding of such meeting, or a written approval of the minutes thereof. All such waivers and consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      In addition, any action the Board must or may take under the Michigan Business Corporation Act may be taken without a meeting if all Board members consent in writing to the action. These written consents will be filed with the Board minutes. An action by written consent will have the same effect as a unanimous vote of the directors at a meeting. Any document filed pursuant to the Michigan Business Corporation Act and these Bylaws which relate to an action taken by written consent will state that the action was taken by unanimous written consent of the Board without a meeting and that these Bylaws authorized the directors to act, and this statement shall be prima facie evidence of this authority.

      10. QUORUM. Except to adjourn the meeting as provided below, a majority of the then-sitting Board constitutes a quorum for the transaction of business. Every act done or decision made by a majority of the directors present at a meeting held at which a quorum is present will be regarded as the Board's act unless a greater number is required by law, the Articles of Incorporation, as may be amended and/or restated, or these Bylaws.

      11. ADJOURNMENT. A quorum may adjourn any Board meeting to continue at a stated place, date and hour. No notice need be given of the time and place for continuing an adjourned meeting if the time and place are fixed at the meeting that was adjourned. If the time and place for continuing the adjourned meeting are not set at the meeting that was adjourned, notice will be given in the manner specified for a special Board meeting. In the absence of a quorum, a majority of the directors present at any regular or special Board meeting may adjourn from time to time until the time fixed for the next regular Board meeting.

      12. FEES AND COMPENSATION. By Board resolution, the directors may be paid their expenses, if any, for attendance at each Board meeting, a fixed sum compensation for attendance at each Board meeting or Board committee meeting, or a stated salary as director. Any director may serve the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving a separate compensation for that service.

      13. COMMITTEES. The Board may by resolution provide for and discontinue any standing or special committees as it deems desirable. Each committee will have those powers and perform those duties assigned to it by the Board, subject to applicable law. The Board will appoint all committee members. Committees will consist of one or more Board members and shall serve the Board. The Board will fill vacancies in committees.

      14. CORPORATE GOVERNANCE. The Board may establish any corporate governance proceeding or guidelines that it deems appropriate or that is required by law. These could include establishment of committees as provided above, and the creation of corporate governance principles and ethics policies.

                                   ARTICLE IV.

                                    OFFICERS

      1. NUMBER AND TERM. The Corporation's officers shall include a President, a Secretary and a Treasurer. These officers will be elected by the Board of Directors and shall hold office for a one year term and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect other officers, including a Chairman of the Board of Directors, one or more Vice Presidents, including an Executive Vice President, a Chief Financial Officer, Chief Accounting Officer and one or more Assistant Secretaries, who will hold their office for those terms and shall exercise those powers and perform those duties as the Board determines. The officers will be elected at the annual Board meeting. One person may serve in more than one office. An officer shall not sign an instrument in more than one capacity, if the instrument, any law, the Articles of Incorporation, as may be amended and/or restated, or these Bylaws require it to be signed by two or more officers.

      2. OTHER OFFICERS AND AGENTS. The Board may appoint any other officers and agents as it deems advisable. The Board will determine their terms of office and their powers and duties.

      3. CHAIRMAN. The Chairman of the Board, if one is elected, will be a member of the Board of Directors and will preside at all shareholders' and directors' meetings. The Chairman will have those powers and duties as the Board may assign to him/her.

      4. PRESIDENT. The President shall be the Corporation's Chief Executive Officer ("CEO"). He/she will perform the duties that customarily pertain to the office of President and CEO. He/she will have general and active supervision, direction and control of the Corporation's property, business and affairs , subject to the Board's supervision and control. He/she will preside at all shareholders' meetings, perform those other duties that the Board or these Bylaws prescribe and see that the Board's orders and resolutions are carried into effect. If the Chairman does not or cannot act, or the office of chairman is vacant, the President shall preside at all meetings of the directors and shareholders.

      5. VICE PRESIDENTS. If the President is absent or disabled, the Vice Presidents, if more than one, in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board will perform all the duties of and shall be subject to all the restrictions upon the President. The Vice Presidents shall have those powers and duties as the Board or these Bylaws may prescribe for them.

      6. TREASURER. The Treasurer shall have the general care and custody of the Corporation's funds and securities, and shall deposit all these funds in the Corporation's name in banks, trust companies or other depositories that the Board selects or approves. He/she will receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. He/she will exercise general supervision over expenditures and disbursements made by the Corporation's officers, agents and employees. He/she will prepare those financial records and reports as necessary or desirable. He/she will, perform the duties customarily incident to the office of Treasurer and those duties that the Board may assign to him/her.

      7. SECRETARY. The Secretary shall be the Corporation's Chief Administrative Officer. He/she will: (a) cause minutes of all shareholders' and directors' meetings to be recorded and kept; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) ensure that the Corporation's minute books, stock books, and other nonfinancial books, records and papers are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary will have any other powers and duties that the Board may prescribe.

      8. ASSISTANT SECRETARIES. Each Assistant Secretary, if any, will have been vested the powers and the duties of the Secretary in his/her absence or disability, unless the Board determines otherwise. In addition, Assistant Secretaries will have those powers and duties as the Board may assign to them.

      9. CORPORATE FUNDS AND CHECKS. The Corporation's funds will be kept in those depositories as the Board prescribes. The President, the Treasurer or anyone else authorized by the Board will sign all checks or other orders for the payment of money. The Board may require countersignatures.

      10. COMPENSATION. The Board (or a duly appointed committee of the Board) will establish compensation of the Corporation's officers (subject to any employment agreements that may then be in effect between the Corporation and the relevant officer). No officer will be prevented from receiving this compensation because by reason of the fact that he/she is also a director. Directors may serve as Corporation officers and be compensated for that service.

      11. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. Corporation officers have the power and authority, on behalf of the Corporation, to attend and vote, on the Corporation's behalf, at any shareholders' meeting of any corporation in which the Corporation holds stock and to exercise, on the Corporation's behalf, all of the rights and powers incident to the ownership of that stock. The Board may specifically direct who will exercise these rights and under what terms.

      12. DELEGATION OF DUTIES. If an officer is absent, disabled or refuses to perform his/her duties, the Board may delegate to another officer those powers and duties to another officer.

      13. RESIGNATION AND REMOVAL. The Board may remove any Corporation officer from office with or without cause at any time . An officer may resign at any time upon notice given in writing or by electronic transmission. The resignation will take effect at the time specified in the notice, and if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

      14.   VACANCIES. The Board may fill vacancies in any office.

                                   ARTICLE V.

                                  MISCELLANEOUS

      1. RECORD DATES. The Board may fix a record date to determine which shareholders are entitled to notice of and to vote at a shareholders' meeting. The record date will not precede the date on which the Board adopts the resolution fixing the record date and will be not more than 60 days nor less than 10 days preceding the date of the meeting. The Board may also fix a record date to determine which shareholders are entitled to receive payment of a share dividend or distribution or allotment of a right, or for any other purpose, which shall not precede the date on which the Board adopts the resolution fixing the record date and shall not be more than 60 days preceding the date of the payment of the share dividend or distribution or allotment of a right or other action.

      2. LOANS. Any loan contracted for by the Corporation and any evidence of the indebtedness issued in the Corporation's name must be authorized by resolution of the Board or a duly authorized Board committee. This authority may be general or confined to a specific instance. No loan or advance to or overdraft or withdrawal by an officer, director or shareholder other than in the Corporation's ordinary course of business will be permitted unless the specific transaction complies with law and is approved by a vote of the majority of the members of the Board's disinterested directors.

                                   ARTICLE VI.

                            EXECUTION OF INSTRUMENTS

      1. BANK ACCOUNTS. Each Corporation bank account will be established and continued only by order of the Board or an authorized Board committee.

      2. CHECKS. The Board or an authorized Board committee will designate which officers or agents will sign checks, drafts and orders for payment of money in the Corporation's name. No check or other instrument for the payment of money to the Corporation shall be endorsed other than for deposit to the Corporation's credit.

      3. CONTRACTS, CONVEYANCES, ETC. When the Board authorizes the execution of any contract, or other document, without specifying the executing officer, any Corporation officer may execute on the Corporation's behalf.

      4. WHEN BOARD OR COMMITTEE APPROVAL REQUIRED. Notwithstanding anything contained in these Bylaws to the contrary, no Corporation officer, agent or employee will have the authority to disburse monies or other property to other persons, to obligate the Corporation to do or perform any act, to make any payments of money in a dollar amount exceeding $10,000, other than in the ordinary course of business, unless he/ she has previously obtained the Board's written approval.

                                  ARTICLE VII.

                               RIGHT OF INSPECTION

      1. INSPECTION OF BYLAWS. The Corporation will keep the original or a copy of these Bylaws and the Articles of Incorporation, as may be amended and/or restated, certified by the Secretary in its registered or principal office. These documents are open to inspection by all shareholders during regular business hours.

      2. INSPECTION OF RECORDS. A person who is a shareholder of record will have the right to obtain information from the Corporation, and to inspect the Corporation's records, as provided by the Michigan Business Corporation Act.

                                  ARTICLE VIII.

                                    DIVIDENDS

      1. DIVIDENDS OF CASH OR OTHER PROPERTY. Subject to the provisions of the Articles of Incorporation and any rule, regulation or limitation imposed by applicable law, the Board may, at any regular or special meeting, declare dividends upon the Corporation's stock either (a) out of its surplus, as defined in and computed in accordance with Michigan Business Corporation Act Section 341(a), or (b) if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Before the declaration of any dividend, the Board may set apart, out of any Corporation funds available for dividends, an amount that in their discretion may be deemed proper for working capital, a reserve fund to meet contingencies or for any other purposes deemed conducive to the Corporation's interests.

      2. DIVIDENDS OF STOCK. The Board may declare dividends on its outstanding shares to be paid in the Corporation's stock. However, shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless a majority of the votes entitled to be cast by the class or series to be issued approve the issue, or there are no outstanding shares of the class or series to be issued.

                                   ARTICLE IX.

                                  CAPITAL STOCK

      1. ISSUANCE OF SHARES. The Board will issue shares of the Corporation's capital stock in those amounts, at those times, for that consideration and on those terms as the Board deems advisable, subject to the provisions of the Articles of Incorporation, as may be amended and/or restated, and these Bylaws. The Board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services to be performed, contracts for services to be performed or other Corporation securities. The Board's determination that the consideration received or to be received for shares to be issued is adequate is conclusive insofar as the nature and amount of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. When the Corporation receives the consideration for which the Board authorized the issuance of shares, the shares issued are fully paid and nonassessable and the subscriber has all the rights of a holder of the shares.

      2. CERTIFICATES OF SHARES. Every holder of Corporation stock will be entitled to have a certificate signed in the name of the Corporation, by the Chairman of the Board, the President or Vice President, or another officer of the Corporation, such as the Treasurer or the Secretary, certifying the number and class of shares of stock in the Corporation owned by him/her. Signatures on the certificate may be a facsimile. The Board will have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of any certificates of stock, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars. The Board may also authorize the issuance of some or all of the shares of any of the Corporation's classes or series of capital stock without certificates, in "book entry" form.

      Certificates of stock will in all other respects be in their form determined by the Board and will be consecutively numbered or otherwise identified.

      If the Corporation is authorized to issue shares of more than one class, every certificate of stock will state on its face or back that the Corporation will furnish to a shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and if the Corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the Board to designate and prescribe the relative rights, preferences and limitations of other series.

      3. TRANSFER OF SHARES. Shares of Corporation stock will be transferable on its books by shareholders, in person or by their authorized representatives, upon surrender to the Corporation of their shares by delivery to the person in charge of the stock and transfer books and ledgers. Surrendered certificates will be cancelled, and new certificates will then be issued. A record will be made of each transfer. Whenever any transfer of shares is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request that the Corporation do so. The Board will have power and authority to make those rules and regulations, as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of Corporation stock.

      4. LIEN BY CORPORATION. The Corporation shall have a lien upon the capital stock of the Corporation for debts due to the Corporation from the owners of this stock pursuant to the owner's subscription agreement for that stock.

      5. LOST, MUTILATED, OR DESTROYED STOCK CERTIFICATES. Upon the presentation to the Corporation of a proper affidavit attesting to the loss, destruction or mutilation of any certificate for shares of Corporation stock, the Board may direct the issuance of a new certificate in lieu of and to replace the certificate alleged to be lost, destroyed or mutilated. The Board may require as a condition precedent to the issuance of a new certificate any of the following:

            a. additional evidence of the claimed loss, destruction or mutilation;

            b. advertisement of the loss in the manner as the Board may direct or approve;

            c. a bond or agreement of indemnity in a form and amount, with or without such sureties as the Board may approve; or

            d.    the order or approval of a court.

      The Corporation may recognize the person in whose name the new certificate, or any certificate subsequently issued, as owner of the shares described for all purposes until the owner of the original certificate or his/her transferee without notice and for value shall enjoin the Corporation and the holder of any new certificate, or any certificate issued in exchange or substitution thereof, from so acting.

      6. REGULATIONS. The Board will have the power and authority to make all those rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificate for Corporation shares.

      7. CANCELED CERTIFICATES. All certificates for shares exchanged or surrendered to the Corporation for transfer or cancellation will be marked with the date of cancellation by the Secretary and shall be immediately fastened to the stubs in the certificate books from which they were detached when issued.

                                   ARTICLE X.

                                   FISCAL YEAR

      Unless otherwise set by the Board, the fiscal year of the Corporation shall end on December 31.

                                   ARTICLE XI.

                                   AMENDMENTS

      These Bylaws may be added to, altered, amended or repealed by the shareholders as and to the extent provided in the Articles of Incorporation, as may be amended and/or restated, or by the written consent of all of the Board members, or the vote of not less than a majority of the Board members at any regular or special meeting. In the case of an addition, alteration, amendment or repeal effectuated by the directors, written notice of the proposed addition, alteration, amendment or repeal must have been given to each director at least five days before the meeting where the vote was taken, or notice must have been waived in writing.

      References to statutes and regulations in these Bylaws include all the current amendments and successor statutes and regulations to those statute and regulations. References to the Board includes any of the Board's authorized committees.